UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2024

Carmell Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40228	86-1645738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2403 Sidney Street, Suite 300
Pittsburgh, Pennsylvania		15203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 281 297-8276

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CTCX	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	CTCXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Rajiv S. Shukla as Chief Executive Officer

Effective as of July 29, 2024, Rajiv S. Shukla resigned from his position as Chief Executive Officer of Carmell Corporation (the “Company”) in connection with the appointment of Kendra Bracken-Ferguson as Chief Executive Officer of the Company, as described below. Following his resignation, Mr. Shukla will continue to serve as an officer of the Company in the office of Executive Chairman of the Company’s Board of Directors (the “Board”).

Appointment of Kendra Bracken-Ferguson as Chief Executive Officer

The Board appointed Kendra Bracken-Ferguson as Chief Executive Officer of the Company effective as of July 30, 2024.

Ms. Bracken-Ferguson, age 44, is the Founder and CEO of BrainTrust, which encompasses BrainTrust Agency, BrainTrust Founders Studio and BrainTrust Fund 1. She has vast experience in the digital media space and has excelled at developing revenue-generating partnerships in the beauty and wellness industries. Ms. Bracken-Ferguson has served as Chief Executive Officer of BrainTrust Founders Studio since October 2021 and as the Chief Executive Officer of BrainTrust Fund since 2022. She was previously the interim Chief Executive Officer of rē•spin by Halle Berry from April 2020 until October 2021. From May 2019 to April 2020, she was the Chief Business Officer of Beautycon Media. Ms. Bracken-Ferguson has helped develop more than 200 influencer-driven brands that have collectively generated more than $100 million in revenue. She currently serves on the growth advisory board of Iced Media, and previously served on the board of directors of Cayton Children’s Museum, the board of directors of Influencer Marketing Association and the advisory board of BeautyUnited. Ms. Bracken-Ferguson earned her bachelor’s degree from Purdue University and an MBA from Keller School of Management, Devry University.

In connection with her appointment as Chief Executive Officer, Ms. Bracken-Ferguson and the Company entered into an executive employment agreement, dated July 23, 2024 (the “Bracken-Ferguson Employment Agreement”). Pursuant to the Bracken-Ferguson Employment Agreement, Ms. Bracken-Ferguson will receive an initial annual base salary of $300,000. In addition, Ms. Bracken-Ferguson will be eligible for an annual performance-based cash bonus, with a target amount equal to 50% of her base salary based on the satisfactory achievement of corporate and/or personal objectives established by the Compensation Committee of the Board (prorated for the 2024 calendar year). Pursuant to the Bracken-Ferguson Employment Agreement, Ms. Bracken-Ferguson may receive equity awards as determined by the Compensation Committee of the Board in its discretion and will receive an initial grant of stock options with a grant date fair value of $700,000, under the Carmell Corporation 2023 Long-Term Incentive Plan. Ms. Bracken-Ferguson is further eligible to participate in Company benefits plans generally available to similarly situated Company employees and will be reimbursed for all reasonable business expenses related to the performance of her duties and responsibilities to the Company.

If Ms. Bracken-Ferguson is terminated by the Company without “cause” or upon Ms. Bracken-Ferguson’s resignation for “good reason” (each as defined in the Bracken-Ferguson Employment Agreement), the Company will pay to her (i) a pro rata bonus for the year of termination, (i) 12 months base salary, and (iii) 12 months of COBRA coverage. If such termination occurs within 3 months preceding or 15 months following a “change in control” (as defined in the Bracken-Ferguson Employment Agreement), (1) the Company will pay to Ms. Bracken-Ferguson (i) a pro rata bonus for the year of termination, (iii) 18 months base salary, (iv) 18 months of COBRA coverage, and (2) all outstanding time-based equity awards will accelerate and vest upon the later of such termination or change in control.

If Ms. Bracken-Ferguson is terminated by the Company due to death or “disability” (as defined in the Bracken-Ferguson Employment Agreement), the Company will pay to her a pro rata bonus for the year of termination.

The foregoing severance payments and benefits are subject to Ms. Bracken-Ferguson executing and not revoking a general release of claims against the Company and its affiliates.

The foregoing description of the terms of the Bracken-Ferguson Employment Agreement does not purport to be complete and is qualified in its entirety by reference to full text of the Bracken-Ferguson Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with her appointment as Chief Executive Officer, Ms. Bracken-Ferguson also executed the Company’s standard form of indemnity agreement and restrictive covenants agreement for officers.

There were no arrangements or understandings between Ms. Bracken-Ferguson and any person pursuant to which she was selected as Chief Executive Officer. The Company is not aware of any transaction in which Ms. Bracken-Ferguson has an interest requiring disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 8.01 Other Events.

A copy of the press release containing the announcement of Ms. Bracken-Ferguson’s appointment as Chief Executive Officer is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Employment Agreement, dated July 23, 2024, by and between Carmell Corporation and Kendra Bracken-Ferguson.
99.1	Press Release, dated July 29, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 29, 2024	By:	/s/ Bryan J. Cassaday
Bryan J. Cassaday Chief Finanical Officer